UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three and six months ended April 30, 2007, as described in Registrant’s news release dated May 23, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated May 23, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	May 23, 2007	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated May 23, 2007.

Exhibit 99.1

May 23, 2007

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORTS 26 PERCENT INCREASE IN ASSETS UNDER MANAGEMENT TO $150 BILLION

Boston, MA— “This year’s second quarter was one of the most successful in Company history,” said James B. Hawkes, Chairman and CEO of Eaton Vance Corp. “In February we completed the largest ever initial public offering of a closed-end fund, raising $5.8 billion. We also saw an acceleration of sales and net flows in other key areas, including open-end funds, retail managed accounts and high-net-worth and institutional separate accounts. Assets under management at quarter-end were a record $150.0 billion. While marketing costs related to the closed-end fund initial public offering and higher sales of other products depressed reported earnings, this was an outstanding quarter in terms of creating long-term value for Eaton Vance shareholders.”

Eaton Vance reported diluted earnings per share of $0.17 in the second quarter of fiscal 2007 compared to diluted earnings per share of $0.29 in the second quarter of fiscal 2006. Second quarter earnings were reduced by $0.25 per diluted share by expenses associated with the initial public offering of the $5.8 billion closed-end Eaton Vance Tax-Managed Global Diversified Equity Income Fund. These expenses consisted of $46.3 million of structuring fees to distribution partners in the underwriting group and $8.1 million of sales-based incentives to members of the Eaton Vance sales and marketing organization.

The Company earned $0.19 per diluted share in the first six months of fiscal 2007 compared to earnings of $0.57 per diluted share in the first six months of fiscal 2006. Year-to-date earnings per share were reduced by $0.58 per diluted share by closed-end fund related expenses incurred in the first and second fiscal quarters. These expenses consisted of structuring fee payments of $63.4 million, sales-based incentives of $12.6 million and one-time payments of $52.2 million made to terminate compensation agreements of the Company with Merrill Lynch and AG Edwards relating to certain previously offered closed-end funds. The Company expects to earn significant future management fees from the $8.6 billion in new closed-end funds assets raised in the first half of the fiscal year and increased operating income resulting from the termination of the compensation agreements on earlier closed-end funds.

Assets under management of $150.0 billion at the end of the second quarter of fiscal 2007 were $31.2 billion or 26 percent greater than the $118.8 billion at the end of the second fiscal quarter last year. In the 12-month period ended April 30, 2007, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $21.3 billion, market price appreciation of $9.8 billion and increased money market assets of $0.2 billion. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $40.9 billion.

Net inflows of $10.5 billion were 262 percent greater in the second quarter of fiscal 2007 than net inflows of $2.9 billion in the second quarter of fiscal 2006, helped by the $5.8 billion closed-end fund offering and significantly higher net inflows into open-end funds and separate accounts. Excluding the closed-end fund, total fund and separate account net inflows increased 63 percent in the second quarter of fiscal 2007 compared to the second quarter of fiscal 2006. Open-end fund net inflows increased 75 percent to $2.8 billion from $1.6 billion. Retail managed account net inflows increased 175 percent to $1.1 billion from $0.4 billion in the same period last year. Institutional and high-net-worth separate account net inflows increased 50 percent to $0.3 billion from $0.2 billion in the second quarter of fiscal 2006. Tables 1-4 on page 6 summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the second quarter of fiscal 2007 increased by $48.4 million or 23 percent to $260.2 million compared to revenue in the second quarter of fiscal 2006 of $211.8 million. Investment adviser and administration fees increased 28 percent to $185.4 million, compared to a 23 percent increase in average assets under management. Distribution and underwriter fees increased 5 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 23 percent due to the increase in fund assets that pay these fees.

Operating expenses increased 48 percent in the second quarter of fiscal 2007 to $223.9 million compared to operating expenses of $151.2 million in the second quarter of fiscal 2006 because of $54.4 million of one-time expenses associated with the closed-end fund offering referred to earlier, as well as higher compensation, service fee, distribution and other expenses. Compensation expense (including closed-end fund-related compensation expenses) increased 35 percent because of significantly higher sales-based incentive payments and increases in employee headcount, base salaries, stock-option expense and higher management bonus accruals.

Amortization of deferred sales commissions increased 2 percent in the second quarter of fiscal 2007 compared to the second quarter of fiscal 2006 primarily because the growth in class C share fund sales and assets more than offset the continuing decline in class B share fund sales and assets. Service fee expense increased 21 percent, in line with the increase in assets that have service fee revenue. Distribution expense increased 178 percent as a result of the $46.3 million of one-time closed-end fund structuring fees and increases in sales support expenses and distribution fees on class A and class C fund shares. Other expenses decreased 16 percent because the second quarter of fiscal 2006 included an $8.9 million write-off of intangible assets which more than offset increases in facilities, information technology, travel and other miscellaneous expenses in the second quarter of fiscal 2007.

The combination of one-time closed-end fund structuring fees and higher sales-based marketing incentives reduced operating income to $36.3 million in the second quarter of fiscal 2007 compared to $60.6 million in the second quarter of fiscal 2006.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income plus closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, Management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since amounts resulting from one-time events (e.g., the offering of a closed-end fund) do not necessarily represent normal results of operations. In addition, when assessing performance, Management and the Board look at performance both with and without stock-based compensation.

The following table provides a reconciliation of operating income to adjusted operating income:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three			For the Six Months
	Months Ended			Ended
	April 30,			April 30,

			%			%
(in thousands)	2007	2006	Change	2007	2006	Change

Operating income	$36,292	$60,617	-40%	$38,289	$124,695	-69%
Closed-end fund structuring
fees	46,321	-	NM	63,436	-	NM
Payments to terminate closed-
end fund compensation
agreements	-	-	-	52,178	-	NM
Write-off of intangible assets	-	8,876	NM	-	8,876	NM
Stock-based compensation	8,252	7,977	3%	22,476	20,499	10%

Adjusted operating income	$90,865	$77,470	17%	$176,379	$154,070	14%

Net income decreased 42 percent to $23.1 million in the second quarter of fiscal 2007 compared to $39.9 million in the second quarter of fiscal 2006 because of the one-time closed-end fund expenses and other increases in operating expenses noted previously. Interest income increased 2 percent because of higher interest earned on cash and short-term investments. Interest expense declined 84 percent because of the extinguishment of the Company’s long-term debt in August 2006. The Company’s effective tax rate, before minority interest and equity in net income of affiliates, was 38.5 percent in both the second quarter of fiscal 2007 and the second quarter of fiscal 2006.

Cash, cash equivalents and short-term investments were $154.9 million on April 30, 2007, and $286.5 million on April 30, 2006. The Company’s strong operating cash flow in the last 12 months enabled it to pay $158.4 million to repurchase 5.2 million shares of its non-voting common stock, $86.2 million to retire its long-term debt and $55.9 million in dividends to shareholders, in addition to the $115.6 million of closed-end structuring fees and compensation agreement buyouts previously noted. There were no outstanding borrowings against the Company’s $180.0 million credit facility as of April 30, 2007.

During the first six months of fiscal 2007, the Company repurchased and retired 2.2 million shares of its non-voting common stock at an average price of $34.48 per share under its current repurchase authorization. Approximately 4.1 million shares remained of the current 8.0 million share authorization on April 30, 2007.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

	Eaton Vance Corp.
	Summary of Results of Operations
	(in thousands, except per share amounts)

	Three Months Ended				Six Months Ended

	April 30,	April 30,	%	April 30,	April 30,	%
	2007	2006	Change	2007	2006	Change

Revenue:
Investment adviser and administration fees	$185,437	$145,284	28%	$ 354,834	$287,353	23%
Distribution and underwriter fees	37,058	35,414	5	73,636	70,781	4
Service fees	36,223	29,346	23	71,569	58,003	23
Other revenue	1,466	1,752	(16)	3,321	2,199	51

Total revenue	260,184	211,796	23	503,360	418,336	20

Expenses:
Compensation of officers and employees	79,161	58,489	35	157,143	119,938	31
Amortization of deferred sales commissions	13,552	13,308	2	26,971	27,048	(0)
Service fee expense	27,682	22,971	21	54,900	45,834	20
Distribution expense	78,811	28,303	178	178,321	54,618	226
Fund expenses	4,455	3,940	13	8,674	7,800	11
Other expenses	20,231	24,168	(16)	39,062	38,403	2

Total expenses	223,892	151,179	48	465,071	293,641	58

Operating Income	36,292	60,617	(40)	38,289	124,695	(69)

Other Income/(Expense):
Interest income	2,058	2,020	2	4,335	3,742	16
Interest expense	(57)	(360)	(84)	(84)	(724)	(88)
Gain on investments	965	2,886	(67)	1,673	3,547	(53)
Foreign currency loss	(61)	(71)	(14)	(133)	(127)	5
Impairment loss on investments	-	-	NM	-	(592)	NM

Income Before Income Taxes, Minority Interest,
Equity in Net Income of Affiliates and Cumulative
Effect of Change in Accounting Principle	39,197	65,092	(40)	44,080	130,541	(66)

Income Taxes	(15,098)	(25,074)	(40)	(16,971)	(50,217)	(66)

Minority Interest	(1,420)	(1,271)	12	(2,876)	(2,820)	2

Equity in Net Income of Affiliates, Net of Tax	414	1,153	(64)	1,419	2,153	(34)

Net Income Before Cumulative Effect of Change in
Accounting Principle	23,093	39,900	(42)	25,652	79,657	(68)

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	-	NM	-	(626)	NM

Net Income	$23,093	$39,900	(42)	$ 25,652	$79,031	(68)

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$0.18	$0.31	(41)	$0.20	$0.62	(67)

Diluted	$0.17	$0.29	(41)	$0.19	$0.57	(67)

Earnings Per Share:
Basic	$0.18	$0.31	(41)	$0.20	$0.61	(67)

Diluted	$0.17	$0.29	(41)	$0.19	$0.57	(67)

Dividends Declared, Per Share	$0.12	$0.10	20	$0.24	$0.20	20

Weighted Average Shares Outstanding:
Basic	125,937	128,447	(2)	126,094	128,859	(2)

Diluted	135,163	138,736	(3)	135,219	138,942	(3)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,	April 30,
	2007	2006	2006

ASSETS
Current Assets:
Cash and cash equivalents	$ 154,868	$206,705	$ 158,060
Short-term investments	-	20,669	128,427
Investment adviser fees and other receivables	112,924	94,669	90,066
Other current assets	7,604	7,324	6,029

Total current assets	275,396	329,367	382,582

Other Assets:
Deferred sales commissions	109,232	112,314	116,148
Goodwill	96,837	96,837	89,634
Other intangible assets, net	33,280	34,549	31,580
Long-term investments	84,482	73,075	53,850
Equipment and leasehold improvements, net	21,602	21,495	18,247
Other assets	530	558	2,061

Total other assets	345,963	338,828	311,520

Total assets	$ 621,359	$668,195	$ 694,102

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$ 52,445	$80,975	$ 40,832
Accounts payable and accrued expenses	35,366	33,660	30,939
Dividend payable	15,097	15,187	12,833
Other current liabilities	16,523	9,823	7,011

Total current liabilities	119,431	139,645	91,615

Long-Term Liabilities:
Long-term debt	-	-	76,027
Deferred income taxes	21,269	22,520	26,616

Total long-term liabilities	21,269	22,520	102,643

Total liabilities	140,700	162,165	194,258

Minority interest	9,506	9,545	10,799

Commitments and contingencies	-	-	-

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 272,644, 309,760 and 309,760 shares, respectively	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 125,466,971, 126,125,717 and 127,613,866 shares, respectively	490	493	498
Notes receivable from stock option exercises	(2,628)	(1,891)	(2,204)
Accumulated other comprehensive income	6,946	4,383	3,192
Retained earnings	466,344	493,499	487,558

Total shareholders' equity	471,153	496,485	489,045

Total liabilities and shareholders' equity	$ 621,359	$668,195	$ 694,102

Table 1
Asset Flows (in millions)
Twelve Months Ended April 30, 2007

Assets 4/30/2006 - beginning of period	$118,768
Long-term fund sales and inflows	33,533
Long-term fund redemptions and outflows	(12,975)
Long-term fund net exchanges	(66)
Long-term fund mkt. value change	6,571
Institutional and HNW account inflows	2,692
Institutional and HNW account outflows	(4,331)
Retail managed account inflows	4,650
Retail managed account outflows	(2,251)
Separate account mkt. value change	3,213
Change in money market funds	198

Net change	31,234

Assets 4/30/2007 - end of period	$150,002

		Table 2
		Assets Under Management
	By Investment Objective (in millions)

	April 30, October 31,		%	April 30,	%
	2007	2006	Change	2006	Change

Equity funds	$68,207	$ 53,220	28%	$50,116	36%
Fixed income funds	24,493	21,482	14%	19,141	28%
Bank loan funds	21,413	19,982	7%	17,792	20%
Money market funds	1,736	3,728	-53%	1,538	13%
Separate accounts	34,153	30,494	12%	30,181	13%

Total	$150,002	$ 128,906	16%	$118,768	26%

	Table 3
	Asset Flows by Investment Objective (in millions)

	Three Months Ended		Six Months Ended

	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006

Equity fund assets - beginning of period	$59,344	$48,129	$ 53,220	$ 45,146
Sales/inflows	8,471	1,991	14,475	3,672
Redemptions/outflows	(1,750)	(1,229)	(3,436)	(2,661)
Exchanges	(16)	12	(10)	37
Market value change	2,158	1,213	3,958	3,922

Net change	8,863	1,987	14,987	4,970

Equity assets - end of period	$68,207	$50,116	$ 68,207	$ 50,116

Fixed income fund assets - beginning of period	22,873	18,619	21,482	18,213
Sales/inflows	2,186	1,149	4,126	1,989
Redemptions/outflows	(746)	(521)	(1,317)	(1,061)
Exchanges	9	8	19	(10)
Market value change	171	(114)	183	10

Net change	1,620	522	3,011	928

Fixed income assets - end of period	$24,493	$19,141	$ 24,493	$ 19,141

Bank loan fund assets - beginning of period	20,298	16,744	19,982	16,816
Sales/inflows	1,929	1,849	3,671	3,024
Redemptions/outflows	(917)	(882)	(2,425)	(2,280)
Exchanges	(6)	(19)	(23)	(28)
Market value change	109	100	208	260

Net change	1,115	1,048	1,431	976

Bank loan assets - end of period	$21,413	$17,792	$ 21,413	$ 17,792

Long-term fund assets - beginning of period	102,515	83,492	94,684	80,175
Sales/inflows	12,586	4,989	22,272	8,685
Redemptions/outflows	(3,413)	(2,632)	(7,178)	(6,002)
Exchanges	(13)	1	(14)	(1)
Market value change	2,438	1,199	4,349	4,192

Net change	11,598	3,557	19,429	6,874

Total long-term fund assets - end of period	$114,113	$87,049	$ 114,113	$ 87,049

Separate accounts - beginning of period	31,693	28,942	30,494	27,650
Institutional/HNW account inflows	1,112	697	1,720	1,349
Institutional/HNW account outflows	(831)	(541)	(2,034)	(2,144)
Institutional/HNW assets acquired[1]	-	-	-	449
Retail managed account inflows	1,627	928	2,761	1,667
Retail managed account outflows	(541)	(537)	(1,043)	(946)
Separate accounts market value change	1,093	692	2,255	2,156

Net change	2,460	1,239	3,659	2,531

Separate accounts - end of period	$34,153	$30,181	$ 34,153	$ 30,181

Money market fund assets - end of period	1,736	1,538	1,736	1,538

Total assets under management - end of period	$150,002	$ 118,768	$ 150,002	$ 118,768

	Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended		Six Months Ended

	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006

Long-term funds:
Open-end funds	$2,839	$1,567	$ 5,066	$2,243
Closed-end funds	5,793	-	8,634	108
Private funds	541	790	1,394	332
Institutional/HNW accounts	281	156	(314)	(795)
Retail managed accounts	1,086	391	1,718	721

Total net flows	$10,540	$2,904	$ 16,498	$2,609

1 Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005.